UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(A) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under Rule 14a-12

DAWSON GEOPHYSICAL COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(l) and 0-11

DAWSON GEOPHYSICAL COMPANY
508 West Wall, Suite 800
Midland, TX 79701
432-684-3000
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 30, 2023
TO THE SHAREHOLDERS:
Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Dawson Geophysical Company will be held at 10:00 a.m. Central Time on November 30, 2023. This year’s Annual Meeting will be a virtual meeting held over the internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live audio webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/DWSN2023 and entering your control number contained on your proxy card. The Annual Meeting will be held for the following purposes:
1.
To elect five directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

2.
To amend the Restated Articles of Incorporation, as amended, of the Company (the “Charter”) to remove Section 7(6)(f) requiring a supermajority vote for business combinations;

3.
To amend the Charter to permit shareholders to take non-unanimous action by written consent;

4.
To ratify the selection of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

5.
To vote upon a non-binding advisory resolution regarding the compensation of our named executive officers as disclosed in this Proxy Statement; and

6.
To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on October 26, 2023 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof.
DATED this 8th day of November, 2023.
BY ORDER OF THE BOARD OF DIRECTORS

James K. Brata,
Secretary

IMPORTANT
To be sure your shares are represented at the Annual Meeting, please vote (1) by calling the toll-free number (800) 690-6903 and following the prompts; (2) by Internet at www.proxyvote.com; or (3) by completing, dating, signing and returning your Proxy Card in the enclosed postage-paid envelope as soon as possible. Any shareholder granting a proxy may revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to the Secretary of the Company or by attending the Annual Meeting (via the live audio webcast). You may vote at the Annual Meeting even if you send in your Proxy Card, vote by telephone or vote by Internet. The vote you submit electronically at the Annual Meeting will supersede any prior vote.

i

Dawson Geophysical Company
508 West Wall, Suite 800
Midland, Texas 79701
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, November 30, 2023
SOLICITATION OF PROXY
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board of Directors”) of Dawson Geophysical Company (the “Company”, “our” or “we”) for use at our Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, November 30, 2023 at 10:00 a.m. Central Time via live audio webcast at www.virtualshareholdermeeting.com/DWSN2023, and at any adjournment or adjournments thereof. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph by officers, directors and other employees of the Company who will not receive additional compensation for such services. We may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material. We will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about November 8, 2023.
Any shareholder giving a proxy has the power to revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to our Secretary or by attending the Annual Meeting (via the live audio webcast) and withdrawing the proxy.
PURPOSE OF MEETING
As stated in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the Annual Meeting are as follows:
1.
To elect five directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

2.
To amend the Restated Articles of Incorporation, as amended, of the Company (the “Charter”) to remove Section 7(6)(f) requiring a supermajority vote for business combinations;

3.
To amend the Charter to permit shareholders to take non-unanimous action by written consent;

4.
To ratify the selection of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

5.
To vote upon a non-binding advisory resolution regarding the compensation of our named executive officers as disclosed in this Proxy Statement; and

6.
To transact such other business as may properly come before the meeting and any adjournment thereof.

VOTING RIGHTS
Right to Vote and Record Date
Our voting securities consist solely of common stock, par value $0.01 per share (“Common Stock”).
The record date for shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on October 26, 2023, at which time there were 30,812,329 shares of Common Stock entitled to vote at the Annual Meeting. Shareholders are entitled to one vote, in person (via the live audio webcast) or by proxy, for each share of Common Stock held in their name on the record date.
Quorum
Shareholders representing a majority of the Common Stock outstanding and entitled to vote must be present (via the live audio webcast) or represented by proxy to constitute a quorum.

Voting at the Annual Meeting
If your shares of Common Stock are registered directly with American Stock Transfer & Trust Company, LLC, you are a “record holder” and may vote in person (via the live audio webcast) at the Annual Meeting by visiting www.virtualshareholdermeeting.com/DWSN2023 and entering your control number contained on your proxy card. If a bank, broker or other nominee holds your shares for your benefit but not in your own name, your shares are in “street name.” In that case, your bank, broker or other nominee will send you a voting instruction form to use in voting your shares. The availability of telephone and internet voting depends on the voting procedures of your bank, broker or other nominee. Please follow the instructions on the voting instruction form they send you. If your shares are held in the name of your bank, broker or other nominee and you wish to vote in person (via the live audio webcast) at the Annual Meeting, you will need to ask your broker or bank for a control number and your broker or bank will provide you with instructions that you must follow to have your shares voted.
Voting by Proxy
Whether or not you are able to attend the Annual Meeting (via the live audio webcast), we urge you to vote by proxy.
Vote Required
All proposals other than election of directors and the two proposals to amend the Charter will require the affirmative vote of a majority of the Common Stock present (via the live audio webcast) or represented by proxy at the Annual Meeting and entitled to vote thereon. Directors are elected by a plurality of votes cast. This means that the director nominees with the most votes are elected, regardless of whether any nominee receives a majority of votes cast. Approval of the two proposals to amend the Charter will each require the affirmative vote of the holders of eighty percent (80%) or more of the issued and outstanding shares of Common Stock outstanding on the record date.
With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes and other limited proxies will have no effect on the outcome of the election of directors. Cumulative voting for election of directors is not authorized.
With regard to each of the proposals to amend the Charter, abstentions and broker non-votes will be counted as present for the purposes of determining if a quorum is present but will have the same effect as a vote against each of the proposed Charter amendments. A failure to vote shares will also have the effect of a vote against each of the proposed Charter amendments. Each of the Charter amendment proposals is not conditioned upon the receipt of the other Charter amendment proposal. If one Charter amendment proposal is approved, but the other Charter amendment proposal is not approved, then the Charter will only be amended to reflect the approved Charter amendment proposal.
With regard to the proposal to ratify the selection of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2023, an abstention will have the same effect as a vote against the proposal. Broker non-votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposal.
With regard to the proposal to approve a non-binding advisory resolution on the compensation of our named executive officers as disclosed in this Proxy Statement, an abstention will have the same effect as a vote against the proposal. Broker non-votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposal. This vote is advisory in nature and will not be binding on the Company.
Abstentions and Broker Non-Votes
Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. Abstentions are also considered to be present at the Annual Meeting and entitled to vote on any matter from which the shareholder abstains. Generally, a bank, broker or other nominee may vote the shares that it holds for you only in accordance with your instructions. However, if your bank, broker or other nominee has not received your instructions, your bank, broker or other nominee has the discretion to vote only on certain matters that are routine. A “broker non-vote” occurs if your bank, broker or other nominee cannot vote on a particular matter because your bank, broker or other nominee has not received instructions from you and because the proposal is not routine. Therefore, for purposes of determining the outcome of any matter to be voted upon as to which the broker has indicated on the proxy that the broker does not have discretionary authority to vote, these shares will be treated as not present at the Annual Meeting and will not be entitled to vote with respect to that matter, even though those shares are considered to be present at the Annual Meeting for quorum purposes and may be entitled to vote on other matters.
If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE ON THE RETURNED PROXY, THE SHARES REPRESENTED BY THE SHAREHOLDER’S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER “PROPOSAL 1: ELECTION OF DIRECTORS”; FOR THE PROPOSAL TO AMEND THE CHARTER TO REMOVE THE SUPERMAJORITY VOTE FOR BUSINESS COMBINATIONS AS DISCLOSED IN THIS PROXY STATEMENT AS DESCRIBED UNDER “PROPOSAL 2: CHARTER AMENDMENT TO REMOVE SUPERMAJORITY VOTE FOR BUSINESS COMBINATIONS”; FOR THE PROPOSAL TO AMEND THE CHARTER TO PERMIT SHAREHOLDERS TO TAKE NON-UNANIMOUS ACTION BY WRITTEN CONSENT AS DISCLOSED IN THIS PROXY STATEMENT AS DESCRIBED UNDER “PROPOSAL 3: CHARTER AMENDMENT TO PERMIT SHAREHOLDERS TO TAKE NON-UNANIMOUS ACTION BY WRITTEN CONSENT”; FOR THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH UNDER “PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”; FOR THE PROPOSAL TO APPROVE A NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT AS DESCRIBED UNDER “PROPOSAL 5: ADVISORY VOTE ON EXECUTIVE COMPENSATION”; AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on November 30, 2023
This Proxy Statement and our 2022 Annual Report on Form 10-K are available on our website at www.dawson3d.com in the “Financial Reports” area of the “Investor Relations” section.

PROPOSAL 1:
ELECTION OF DIRECTORS
Five directors are to be elected at the Annual Meeting to comprise the entire membership of the Company’s Board of Directors. All of our nominees have announced that they are available for election to the Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified. Our nominees for the five directorships are:
Matthew Wilks
Bruce Bradley
Albert Conly
Jose Carlos Fernandes
Sergei Krylov
For information about each nominee, see “Directors” below.
The Company’s Board of Directors recommends that you vote FOR all of the nominees listed above.
DIRECTORS
There are no family relationships by blood, marriage, or adoption between any director, executive officer, or any person nominated or chosen by the Company to become an executive officer or a director. The information set forth below with respect to each of the directors has been furnished by each respective nominee.
Name	Age	Position
Matthew Wilks	40	Director and Chairman of the Board
Bruce Bradley	65	Director
Albert Conly	67	Director
Jose Carlos Fernandes	57	Director
Sergei Krylov	45	Director
Matthew Wilks.   Matthew D. Wilks was appointed to the Board of Directors of the Company on January 10, 2022. Mr. Wilks currently serves as Executive Chairman of the board of directors for ProFrac Holdings Corp. He has also served as the President of ProFrac Holdings, LLC since October 2018, and served as its Chief Financial Officer since May 2017. Mr. Wilks also has served as Vice President of Investments for Wilks Brothers, LLC, our controlling shareholder, since January 2012. From 2010 to 2012, Mr. Wilks served as Vice President of Logistics for FTSI. Additionally, Mr. Wilks served as a member of the board of directors of Approach Resources, Inc., an energy and production company focused on exploration, development and production of unconventional oil and gas resources in the United States.
Bruce Bradley.   Bruce F. Bradley was appointed to the Board of Directors of the Company on January 10, 2022. Mr. Bradley has served as the President and Founder of Castleton Holdings, LLC, a privately held real estate investment company that engages in the acquisition and development of investment grade real estate, since 1993. Mr. Bradley is the managing principal and chief investment strategist, responsible for legal/financial structuring on all transactions, oversight of debt and equity relationships, setting investment strategy, creating deal flow, and supervision of asset management, leasing and sales activities. Mr. Bradley has more than 30 years of experience in the commercial real estate industry. Prior to forming Castleton Holdings he served in senior management roles with both commercial brokerage and development companies. Mr. Bradley holds a B.A. in Economics from the University of Nevada Las Vegas.
Albert Conly.   Albert Conly was appointed to the Board of Directors of the Company on April 12, 2022. Mr. Conly has served as a Senior Managing Director for FTI Consulting’s corporate finance practice since August of 2002 and has led FTI’s energy practice since 2019. Prior to joining FTI Consulting,

Mr. Conly was a partner at PricewaterhouseCoopers LLP and a managing director in the corporate and investment bank at Bank of America. Mr. Conly’s experience includes extensive time in the energy industry and five years of regulatory and compliance experience with the Federal Deposit Insurance Corporation. Mr. Conly is a certified public accountant and has a B.B.A. in accounting from the University of Texas at Austin.
Jose Carlos Fernandes.   Jose Carlos Fernandes was appointed to the Board of Directors of the Company on April 12, 2022. Since January 2000, Mr. Fernandes has served as Chief Executive Officer and President of Chevy Chase Contractors, Inc., a private concrete contractor in Baltimore, Maryland that he founded, and has also served as Managing Partner of Reed Investments, LLC. Mr. Fernandes previously served as Vice President of Chevy Chase Construction, Inc., a private concrete contractor in Silver Spring, Maryland, from July 1988 until December 1999. Mr. Fernandes has a Bachelor of Arts in Economics from the University of Maryland.
Sergei Krylov.   Sergei Krylov was appointed to the Board of Directors of the Company on January 10, 2022. Mr. Krylov has been in the energy industry for more than 20 years, both as an investment banker and as an executive officer. Currently, Mr. Krylov serves as Investment Partner and Chief Financial Officer of Wilks Brothers, LLC. From 2014 to 2020, Mr. Krylov served as an executive at Approach Resources Inc., a NASDAQ listed exploration and production company focused on Permian basin, initially as Executive Vice President and Chief Financial Officer and subsequently as President and Chief Executive Officer. From 2000 to 2013, Mr. Krylov worked at J.P. Morgan Securities LLC in the Energy Investment Banking group in New York and Houston, where he most recently served as Managing Director. During his career Mr. Krylov has executed numerous mergers and acquisitions, capital markets offerings and financial restructurings. Mr. Krylov holds a B.B.A. in finance from Pace University.
ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS
“Independent” Directors
Messrs. Bradley, Conly and Fernandes qualify as “independent” in accordance with the published listing requirements of The NASDAQ Stock Market (“NASDAQ”). Further, during 2022 and 2023, each of the members of the Audit Committee, Compensation Committee and Nominating Committee, as applicable, qualified as “independent” in accordance with the NASDAQ listing requirements. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the NASDAQ rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In addition, during 2022 and 2023, each of the members of the Audit Committee and Compensation Committee of our Board of Directors qualified as “independent” under special standards established by the Securities and Exchange Commission (“SEC”) for members of such committees. The Audit Committee includes at least one member who is determined by our Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent” director. During the year ended December 31, 2022, Mr. Conly was the independent director who has been determined to be the audit committee financial expert, which was determined based on the Board’s qualitative assessment of Mr. Conly’s level of knowledge, experience and formal education. The designation does not impose on Mr. Conly any duties, obligations or liabilities that are greater than those that are generally imposed on him as a member of the Audit Committee and the Board of Directors, and Mr. Conly’s designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board of Directors.
Meetings and Committees of Directors
During the year ended December 31, 2022, the Board of Directors held four regularly scheduled meetings and one additional meeting. All of our directors attended the regularly scheduled meetings.

Audit Committee.   The Audit Committee is a standing committee of the Board of Directors. The functions of the Audit Committee are to determine whether our management has established internal controls which are sound, adequate and working effectively; to ascertain whether our assets are verified and safeguarded; to review and approve external audits; to select, engage and supervise our independent public accountants; and to determine and approve the fees paid to the independent public accountants. During 2022 and currently, the members of the Audit Committee are Messrs. Bradley, Conly (Chair) and Fernandes.
The Audit Committee operates under a written charter adopted by the Board of Directors that is periodically reviewed, updated and approved by the Audit Committee. The Board of Directors initially approved the Audit Committee Charter effective as of February 11, 2015, and has subsequently updated, reviewed, and approved the charter. The Audit Committee Charter was most recently reviewed by the Audit Committee on October 27, 2020, and no changes were made. The Audit Committee Charter is posted on our website at www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section.
The Audit Committee Report for the year ended December 31, 2022 is included in this Proxy Statement beginning on page 21.
Compensation Committee.   The Compensation Committee is a standing committee of the Board of Directors. The primary function of the Compensation Committee is to determine that compensation for our officers is competitive and enables the Company to motivate and retain the talent needed to lead and grow our business. During 2022 and currently, the members of the Compensation Committee are Messrs. Bradley and Conly.
The Compensation Committee operates under a written charter adopted by the Board of Directors that is periodically reviewed, updated and approved by the Compensation Committee. The Board of Directors initially approved the Compensation Committee Charter effective as of February 11, 2015. The charter is posted on our website at www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section.
Nominating Committee.   The Nominating Committee is a standing committee of the Board of Directors. During 2022 and currently, the members of the Nominating Committee are Messrs. Wilks and Krylov. The primary function of the Nominating Committee is to determine the slate of director nominees for election to our Board of Directors. The Nominating Committee considers candidates recommended by our shareholders, directors, officers and outside sources, and considers each nominee’s personal and professional integrity, experience, skills, ability, and willingness to devote the time and effort necessary to be an effective board member with the commitment to acting in the best interests of the Company and our shareholders. While the Company has no specific diversity policy, the Nominating Committee gives consideration to having an appropriate mix and diversity of backgrounds, skills and professional experiences on our Board of Directors, the qualifications that the Committee believes must be met by prospective nominees, qualities or skills that the Committee believes are necessary for one or more of our directors to possess, and standards for the overall structure and composition of our Board of Directors. The same criteria would be evaluated with respect to candidates recommended by shareholders.
In accordance with our Bylaws, shareholders who wish to have their nominees for election to the Board of Directors considered by the Nominating Committee must submit such nomination to our Secretary for receipt not less than 60 days nor more than 90 days prior to the anniversary date of the date on which the Company first mailed its proxy materials for the preceding annual meeting of shareholders. Pursuant to our Bylaws, the notice of nomination is required to contain certain information about both the nominee and the shareholder making the nomination, including information sufficient to allow the independent directors to determine if the candidate meets the criteria for Board of Director membership. A nomination that does not comply with the above procedure will be disregarded.
The Nominating Committee operates under a written charter adopted by the Board of Directors. The Board of Directors initially approved the Nominating Committee Charter effective as of February 11, 2015. The charter is posted on our website at www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section.

During 2022, the Board of Directors held four meetings, the Audit Committee held four meetings, the Compensation Committee held no meetings, and the Nominating Committee held no meetings. Each of the directors attended 75% or more of the total meetings of the Board of Directors and all of the committees on which they served during 2022.
Director Qualifications
The following is a brief discussion of the experience, qualifications, attributes and skills that led us to the conclusion that our directors should serve as Directors for the Company: For our Chairman of the Board, Mr. Wilks, his leadership qualities, tenure as Chairman of ProFrac Holdings and long experience in the oil and gas service industry. For Mr. Bradley, his extensive experience in management as President of Castleton Holdings and knowledge of investment and corporate strategies. For Mr. Conly, his accounting experience at PricewaterhouseCoopers LLP and his finance background at FTI Consulting. For Mr. Fernandes, his extensive knowledge of running a successful business as CEO and President of Chevy Chase Contractors, Inc. For Mr. Krylov, his significant knowledge of the oil and gas industry acquired during his time as CFO of Wilks Brothers, LLC, as CEO of Approach Resources Inc, and while a Managing Director of J.P. Morgan Securities LLC.
Board of Directors’ Role in Risk Oversight
The Board of Directors is generally responsible for risk oversight. Management has implemented internal processes to identify and evaluate the risks inherent in the Company’s business and to assess the mitigation of those risks. Our Board of Directors’ leadership structure, including the Audit Committee’s responsibility to oversee any significant financial risk exposures and our practice of a high degree of interaction between our directors and members of senior management, facilitates and provides this oversight function. Management reports either to the Audit Committee or the full Board of Directors, depending on the type of risk involved, regarding the identified risks and the mitigation strategies planned or in place to address such risks.
DIRECTOR COMPENSATION
For services performed in 2022, each non-employee director received fees on average of $112,000, consisting of annualized compensation of $125,000 representing quarterly cash payments of approximately $31,250. In addition, members of the Audit Committee received annualized compensation of $18,000, with the Chairman receiving an additional $6,000 representing quarterly cash payments of approximately $4,500 and $1,500, respectively. Members of the Compensation Committee received an additional annualized compensation of $6,000 representing quarterly cash payments of $1,500. For services performed in the first quarter of 2022, cash compensation of $21,000 and $24,000 was paid to previous board members Mr. Vander Ploeg and Mr. North, respectively. We also reimburse reasonable expenses incurred by our directors in attending meetings and other company business. None of the reimbursements for our non-employee directors exceeded the $10,000 threshold in 2022, and consequently, are not included in the table below.
Directors who are also full-time officers or employees of the Company receive no additional compensation for serving as directors. During 2022, the Company did not have any member of our Board of Directors who was also an executive officer of the Company. During 2022, the Company’s Chairman of the board Matthew Wilks declined any compensation.
The table below summarizes the total compensation paid to or earned by each of our non-employee directors during the year ended December 31, 2022.
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	All Other Compensation	Total
Mark A. Vander Ploeg	$21,000	$—	$—	$—	$21,000
Ted R. North	24,000				24,000
Matthew Wilks	—	—	—	—	—
Bruce Bradley	134,250	—	—	—	134,250

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	All Other Compensation	Total
Albert Conly	116,250	—	—	—	116,250
Jose Carlos Fernandes	107,250	—	—	—	107,250
Sergei Krylov	93,750	—	—	—	93,750

(1)
The amounts in this column reflect the dollar amount the Company recognized as an expense with respect to stock awards for financial statement reporting purposes during the year ended December, 31, 2022, in accordance with ASC 718.

Messrs. Vander Ploeg and North resigned from their positions as directors of the Company on March 23, 2022.
EXECUTIVE OFFICERS
The following individuals are currently serving as executive officers of the Company.
Name	Age	Position
Stephen C. Jumper	61	President and Chief Executive Officer
James K. Brata	67	Chief Financial Officer, Executive Vice President, Secretary and Treasurer
C. Ray Tobias	65	Chief Operating Officer and Executive Vice President
Anthony Clark	66	Executive Vice President and Chief Business Officer
Stephen C. Jumper.   Mr. Jumper, a geophysicist, joined Dawson Geophysical Company in 1985, was elected Vice President in September 1997, and President, Chief Operating Officer and Director in January 2001. In January 2013, Mr. Jumper was elected Chairman of the Board of Directors of Dawson Geophysical Company. Prior to 1997, Mr. Jumper served Dawson Geophysical Company as manager of technical services with an emphasis on 3-D processing. Mr. Jumper has served the Permian Basin Geophysical Society as Second Vice President (1991), First Vice President (1992), and as President (1993). Mr. Jumper was appointed as President, Chief Executive Officer and Chairman of the Board of Directors of the Company in February 2015.
James K. Brata.   Mr. Brata was named Executive Vice President, Chief Financial Officer and Treasurer in February of 2015. Effective May 5, 2016, Mr. Brata was also named Secretary of the Company. Mr. Brata joined TGC Industries, Inc. (“TGC”) in 2008 in the capacity of Vice President. Mr. Brata served as Vice President, Chief Financial Officer, Secretary and Treasurer of TGC from March 2009 until February 2015 when TGC merged with Dawson Operating Company, which was formerly known as Dawson Geophysical Company. Prior to joining TGC, Mr. Brata served in a variety of capacities at Fortune 500 and other publicly traded companies, and was a consultant with KPMG LLP and Coopers & Lybrand, now PricewaterhouseCoopers LLP. Mr. Brata holds a B.S. degree in Accounting, an M.B.A. in Finance, and is a Certified Public Accountant.
C. Ray Tobias.   Mr. Tobias was appointed as Executive Vice President and Chief Operating Officer of the Company in February 2015. Mr. Tobias supervises client relationships and survey cost quotations to clients. Mr. Tobias joined Dawson Geophysical Company in 1990, and was elected Vice President in September 1997, and Executive Vice President and Director in January 2001. He has served on the Board of Directors of the International Association of Geophysical Contractors and is Past President of the Permian Basin Geophysical Society. Prior to joining Dawson Geophysical Company, Mr. Tobias was employed by Geo-Search Corporation, where he was an operations supervisor.
Anthony Clark.   Mr. Clark was appointed as Executive Vice President and Chief Business Officer of the Company in June of 2023. Prior to joining the Company, Mr. Clark was appointed President of Breckenridge Geophysical, LLC (“Breckenridge”) in August of 2018, and maintained that position until the seismic data acquisition business of Breckenridge was acquired by the Company in March of 2023. For over 35 years prior to joining Breckenridge, Mr. Clark was President or Vice President at various seismic companies with responsibilities ranging from founding seismic departments, laying out multi-client surveys and raising underwriting funds to support seismic acquisition surveys.
EXECUTIVE COMPENSATION
The following narrative, tables and footnotes describe the “total compensation” earned during the years ended December 31, 2022 and 2021 by our Named Executive Officers. The total compensation presented below in the Summary Compensation Table does not reflect the actual compensation received by our Named Executive Officers in such fiscal years.
The individual components of the total compensation reflected in the Summary Compensation Table are broken out below:
Salary — The table reflects base salary earned during the years ending December 31, 2022 and 2021.
Bonus — The table reflects discretionary cash bonus payments paid during the years ending December 31, 2022 and 2021.
Stock Awards — The awards disclosed under the heading “Stock Awards” consist of grants of restricted stock and restricted stock units to our Named Executive Officers.
Option Awards — The awards disclosed under the heading “Option Awards” consist of a grant of stock options to our Named Executive Officers.
All Other Compensation — The column reflects all compensation not reported in the other columns of the Summary Compensation Table other than perquisites and other personal benefits with an aggregate value for a Named Executive Officer of less than $10,000.
Summary Compensation Table
The following table sets forth information concerning the compensation of our Named Executive Officers for services to the Company during the years ended December 31, 2022 and 2021:
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	All other Compensation(3)	Total
Stephen C. Jumper Chief Executive Officer and President	2022	$360,001	$—	$—	$35,621	$395,622
	2021	360,001	—	99,000	33,942	492,943
James K. Brata Executive Vice President, Chief Financial Officer, Secretary and Treasurer	2022	278,751	—	—	21,894	300,645
	2021	278,751	—	49,500	21,603	349,854

C. Ray Tobias Executive Vice President and Chief Operating Officer	2022	316,251	—	—	36,894	353,145
	2021	316,251	—	49,500	32,909	398,660

(1)
There were no discretionary cash bonus payments paid in 2022 or 2021.

(2)
Stock awards granted during the years ended December 31, 2022 and 2021, respectively, are as follows: Mr. Jumper no shares and 50,000 shares; Mr. Brata no shares and 25,000 shares; and Mr. Tobias no shares and 25,000 shares. The value of the restricted stock awards granted in 2021 is based upon the grant date fair value of $1.98 on August 16, 2021.

(3)
The amounts shown in this column include the matching contributions under our 401(k) plan for the following Named Executive Officers for the years ending December 31, 2022 and 2021, respectively: Mr. Jumper — $18,300 and $17,400; Mr. Brata — $16,200 and $15,600; and Mr. Tobias — $18,000 and $17,333.

Pay vs. Performance
The following tables set forth information concerning the Pay vs. Performance of our Named Executive Officers for services to the Company during the years ended December 31, 2022 and 2021:

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Total for Non- PEO Named Executive Officers(1)	Average Compensation Actually Paid to Non- PEO Named Executive Officers(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(3)	Net Loss (in thousands)(4)
2022	$395,622	$367,297	$326,895	$312,733	$92	$(20,451)
2021	$492,943	$519,663	$374,257	$388,427	$109	$(29,091)

(1)
In both 2022 and 2021, Stephen Jumper was our Chief Executive Officer (“PEO”) and our remaining Named Executive Officers (“NEO’s”) consisted of James Brata and Ray Tobias.

(2)
See tables below for adjustments made to the summary compensation totals to calculate the compensation actually paid.

(3)
Assumes $100 invested in our common shares on December 31, 2020, and is calculated based on the difference between the share price of our Common Stock at the end and the beginning of the measurement period, and reinvestment of all dividends.

(4)
The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable year.

Adjustments to Determine Compensation “Actually Paid” for PEO	2022	2021
Reported Summary Compensation Table total for PEO	$395,622	$492,943
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	—	(99,000)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	—	116,000
Increase/deduction for Change in Fair Value from Prior Year-end to vesting Date of Awards Granted Prior to year that vested during year	(28,325)	9,720
Total Adjustments	$(28,325)	$26,720
Compensation Actually paid to PEO	$367,297	$519,663
Adjustments to Determine Compensation “Actually Paid” for Non-PEO NEO’s	2022	2021
Reported Average Summary Compensation Table total for Non-PEO NEO’s	$326,895	$374,257
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	—	(49,500)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	—	58,000
Increase/deduction for Change in Fair Value from Prior Year-end to vesting Date of Awards Granted Prior to year that vested during year	(14,163)	5,670
Total Adjustments	$(14,163)	$14,170
Average Compensation Actually paid to Non-PEO NEO’s	$312,733	$388,427
Relationship between “Compensation Actually Paid” and Performance
In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the Pay vs. Performance table above, for each of the two years ended December 31, 2022. The following graphs address the relationship between compensation “actually paid” as disclosed in the Pay vs. Performance Table and (1) the Company’s cumulative total shareholder return and (2) net loss:

Outstanding Equity Awards at December 31, 2022
As of December 31, 2022, there were no unexercised options and unvested restricted stock and restricted stock units that were previously awarded to our Named Executive Officers.
Potential Payments Upon a Change of Control or Termination
The award agreements under the Dawson Geophysical Company 2016 Stock and Performance Incentive Plan (the “Restated 2016 Plan”) generally permit accelerated vesting of awards in the event of a change of control or upon termination of employment for reasons other than cause, or termination of employment due to death or disability. The Employment Agreements limit the extent to which such accelerated vesting will apply for the Named Executive Officers. Under the Employment Agreements, if a Named Executive Officer’s employment is terminated by the Company without “cause”, by the Executive for “good reason” or due to “disability” (as each such term is defined in the Employment Agreement), whether before or after a change of control, accelerated vesting and exercisability of the Named Executive Officer’s currently outstanding awards under the Restated 2016 Plan will occur. Similarly, in the event of a Named Executive Officer’s death, the award agreements under the Restated 2016 Plan will provide for such accelerated vesting and exercisability. The Employment Agreements also provide for severance, bonus payments and other compensation, in the event that a Named Executive Officer’s employment is terminated by the Company without “cause” or by the executive for “good reason.” Further, in the event of a “change in control” of the Company that results in the termination of the executive’s employment by the Company without “cause” or by the executive for “good reason” within 12 months of the change in control, the executive would be entitled to receive two times the stated amounts for severance payments, bonus payments and COBRA benefits.
The Restated 2016 Plan defines a “change of control” as, except as otherwise reflected in an award agreement, occurring when (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the total voting power of the Company’s then outstanding securities; (ii) the individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board of Directors following such election unless a majority of the new members of the Board were recommended or approved by majority vote of members of the Board of Directors immediately prior to such shareholders’ meeting; (iii) the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than 50% of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation; or (iv) the Company shall have sold, transferred or exchanged all, or substantially all, of its assets to another corporation or other entity or person. The change of control definition under Section 409A of the Internal Revenue Code will apply to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code in the event an award under the Restated 2016 Plan is subject to Section 409A of the Internal Revenue Code. The definition of “change of control” under the Employment Agreements is defined in a manner consistent with the Restated 2016 Plan.
To describe the payments and benefits that are triggered for each change of control and/or event of termination, we have created the following table estimating the payments and benefits that would be paid to our Named Executive Officers under each element of our compensation program assuming that such executive’s employment was terminated and/or there was a change in control on December 31, 2022, the last day of our 2022 fiscal year. In all cases, the amounts were valued as of December 31, 2022, based upon, where applicable, an estimated fair value of our Common Stock of $1.96 per share. The amounts in the following table are calculated as of December 31, 2022 pursuant to SEC rules and are not intended to reflect actual payments that may be made. Actual payments that may be made will be based on the dates and circumstances of the applicable event.
Executive	Salary	Bonus(1)	Vesting of stock awards(2)	Vesting of option awards(2)	All other benefits and perquisites(3)	Total
Stephen C. Jumper
Termination Without Cause/With Good Reason	$669,231	$—	$—	$—	$20,326	$689,557
CIC Termination	1,338,462	—	—	—	40,652	1,379,114
CIC Without Termination	—	—	—	—	—	—
Disability	300,000	—	—	—	6,775	306,775
Death	—	—	—	—	—	—
James K. Brata
Termination Without Cause/With Good Reason	390,385	—	—	—	26,517	416,902
CIC Termination	780,770	—	—	—	38,034	818,804
CIC Without Termination	—	—	—	—	—	—
Disability	175,000	—	—	—	3,839	178,839
Death	—	—	—	—	—	—

Executive	Salary	Bonus(1)	Vesting of stock awards(2)	Vesting of option awards(2)	All other benefits and perquisites(3)	Total
C. Ray Tobias
Termination Without Cause/With Good Reason	446,154	—	—	—	90,326	536,480
CIC Termination	892,308	—	—	—	110,652	1,002,960
CIC Without Termination	—	—	—	—	—	—
Disability	200,000	—	—	—	6,775	206,775
Death	—	—	—	—	—	—

(1)
Our Named Executive Officers were not eligible for any cash bonus payments with respect to the year ended December 31, 2022 under the Dawson Geophysical 2014 Annual Incentive Plan.

(2)
All option and stock awards held by our Named Executive Officers are fully vested.

(3)
All other benefits and perquisites include COBRA benefits as set forth in the Employment Agreements and automobile perquisites, as applicable.

TRANSACTIONS WITH RELATED PERSONS
Transactions with related persons are reviewed, approved or ratified in accordance with the policies and procedures set forth in our code of business conduct and ethics, our Audit Committee charter, the procedures described below with respect to director and officer questionnaires, and the other procedures described below.
Our code of business conduct and ethics provides that directors, officers and employees must avoid situations that involve, or could appear to involve, “conflicts of interest” (refer to Conflicts of Interest section below) with regard to the Company’s interest.
As of December 31, 2022, the Company had accounts receivable due from related parties of $121,000. This receivable is due from Breckenridge, which is a wholly owned subsidiary of Wilks Brothers, LLC (“Wilks”), the holder of approximately 80.03% of the Company’s outstanding common stock. This receivable is primarily related to rental of seismic equipment to Breckenridge. For the year ended December 31, 2022, the Company received approximately $2,200,000 of related party revenue from Breckenridge. All outstanding receivables from Breckenridge have been received as of the filing of this Proxy Statement. During 2021, the Company did not have any related party revenue.
On March 24, 2023, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Wilks, for the limited purposes set forth therein, and Breckenridge. Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions described therein, the Company completed the purchase of substantially all of the Breckenridge assets related to seismic data acquisition services other than its multi-client data library (the “Assets”) (such purchase, the “Transaction”), in exchange for a combination of equity consideration of newly-issued shares of common stock of the Company in an aggregate amount of 1,188,235 and a convertible promissory note (the “Convertible Note”) in the principal amount of $9,880,000.50 payable on or after June 30, 2024 that, upon the terms and subject to the conditions described therein, automatically converted into 5,811,765 newly-issued shares of common stock of the Company (the “Conversion Shares”), at a conversion price of $1.70 per share, after the Company received stockholder approval of the proposal to issue the Conversion Shares in accordance with Listing Rule 5635 of the NASDAQ Listed Company Manual at a special stockholder’s meeting held on September 13, 2023. As a result of such approval of the stockholders at the special stockholder’s meeting, the Conversion Shares were issued to Wilks and the Convertible Note was automatically extinguished.
On March 24, 2023 and in connection with the Purchase Agreement, the Company and Wilks entered in to a Voting Agreement (the “Voting Agreement”) pursuant to which Wilks agreed to, at any shareholder meeting held to approve the Transaction, vote the shares beneficially owned by Wilks in favor of (a) the approval of the Transaction, (b) the approval of any proposal to adjourn or postpone any shareholder meeting to a later date if there are not sufficient votes for the approval of the Transaction on the date on which such meeting is held, and (c) any other matter necessary for consummation of the transactions contemplated by the Purchase Agreement or any other document related to the Transaction which is considered at any such meeting or is the subject of any such consent solicitation.
The foregoing disclosure regarding the Purchase Agreement and Voting Agreement does not purport to be complete and should be read in conjunction with the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2023.
Our Board of Directors has determined that the Company did not engage in any additional transactions during the years ended December 31, 2022 and 2021 with related persons which would require disclosure under Item 404 of Regulation S-K as adopted by the SEC.
Indemnification Agreements
We have entered into indemnification agreements (each, individually, an “Indemnification Agreement,” and collectively, the “Indemnification Agreements”) with each of our current directors and executive officers (each, individually, an “Indemnitee,” and collectively, the “Indemnitees”). Pursuant to the Indemnification Agreements, we agreed to indemnify each Indemnitee to the fullest extent permitted by applicable law against any and all expenses arising from any Proceeding (as defined in the Indemnification Agreements) in which an Indemnitee was, is or will be involved as a party or otherwise by reason of any Indemnitee’s service as, or actions taken while (i) a director or officer of the Company or (ii) at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Following a request by an Indemnitee, we are required to advance (within five days of receipt of such request) to such Indemnitee any and all expenses relating to the Indemnitee’s defense of such Proceeding, subject to the Indemnitee’s compliance with certain provisions of the Texas Business Organizations Code (“TBOC”).
Our obligation to provide indemnification under the Indemnification Agreements is subject to a determination in accordance with Section 8.103(a)(1) or (2) of the TBOC.
Any costs and expenses that an Indemnitee is entitled to under the Indemnification Agreements will not be exclusive to any other rights to which the Indemnitee may currently or in the future be entitled under any provision of applicable law, our amended and restated certificate of formation, our amended and restated Bylaws or otherwise. We are not required to indemnify an Indemnitee to the extent such indemnification conflicts with Texas law.
Each of the Indemnification Agreements will continue until the earlier of (i) the sixth (6th) anniversary after the Indemnitee has ceased to occupy the position or have the relationships described in the Indemnification Agreement that qualifies the Indemnitee for indemnification or (ii) the final termination of all Proceedings with respect to the Indemnitee commenced in such six (6) year period.
Conflicts of Interest
Our code of business conduct and ethics provides that directors, officers and employees must avoid situations that involve, or could appear to involve, “conflicts of interest” with regard to the Company’s interest. Exceptions may only be made after review of fully disclosed information and approval of specific or general categories by senior management (in the case of employees) or the Board of Directors (in the case of officers or directors). Any employee, officer or director who becomes aware of a conflict or potential conflict of interest should bring the matter to the attention of a supervisor or other appropriate personnel.
A “conflict of interest” exists when a person’s private interest interferes in any way with the interests of the Company. Conflicts of interest generally interfere with the person’s effective and objective performance of his or her duties or responsibilities to the Company. Our code of business conduct and ethics sets forth several examples of how conflicts of interest may arise, including when:
•
a director, officer or employee or members of their immediate family, receive improper personal benefits because of their position with the Company;

•
the Company gives loans, or guarantees obligations of directors, officers, employees or their immediate family members; or

•
the director, officer, employee or their immediate family members use Company property or confidential information for personal use.

Our Audit Committee also has the responsibility, according to its charter, to review, assess, and approve or disapprove conflicts of interest and related-party transactions.
Each year we require all our directors, nominees for director and executive officers to complete and sign a questionnaire in connection with the solicitation of proxies for use at our annual general meeting of members. The purpose of the questionnaire is to obtain information, including information regarding transactions with related persons, for inclusion in our Proxy Statement or Annual Report.
In addition, we annually review SEC filings made by beneficial owners of more than five percent of any class of our voting securities to determine whether information relating to transactions with such persons needs to be included in our Proxy Statement or Annual Report.
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes certain information regarding securities authorized for issuance under our equity compensation plan as of December 31, 2022. See information regarding material features of the plan in Note 8, “Stock-Based Compensation” to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
Plan Category	Number of Securities to be Issued Upon Exercise or Vesting of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under the Equity Compensation Plan (Excluding Securities Reflected in Column (a))
	(a)
Restated 2016 Plan
Equity compensation plan approved by security holders	—	$—	1,264,487
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	1,264,487
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our Common Stock, as of October 26, 2023, by beneficial owners of more than five percent of our Common Stock, each of our directors and executive officers individually and all executive officers and directors as a group.
Name	Amount and Nature of Beneficial Ownership	Percent of Class(1)
SECURITY OWNERSHIP OF 5% HOLDERS
Wilks Brothers, LLC	24,659,095(2)	80.03%
SECURITY OWNERSHIP OF MANAGEMENT
Stephen C. Jumper	—	0.00%
C. Ray Tobias	—	0.00%
James K. Brata	—	0.00%
Anthony Clark	—	0.00%
Matthew Wilks	—	0.00%
Bruce Bradley	—	0.00%

Name	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Albert Conly	—	0.00%
Jose Carlos Fernandes	—	0.00%
Sergei Krylov	—	0.00%
Total Management Ownership	—	0.00%

(1)
As of October 26, 2023 there were 30,812,329 shares of Common Stock outstanding. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all shares listed.

(2)
As reported on Schedule 13D/A filed with the SEC on October 30, 2023. The Schedule 13D/A filing is filed jointly by Matthew D. Wilks, Sergei Krylov, Dan Wilks, Staci Wilks, Wilks Brothers, LLC, Farris Wilks, and WB Acquisitions Inc. The voting power and dispositive power is shared in varying degrees amongst the filing persons. The filing persons’ address is 17010 IH20, Cisco, Texas 76437.

PROPOSAL 2:
CHARTER AMENDMENT TO
REMOVE SUPERMAJORITY VOTE FOR BUSINESS COMBINATIONS
The Board of Directors has approved a resolution to amend the Charter to remove Section 7(6)(f) requiring a supermajority vote for business combinations. The proposed Charter amendment would amend Article 6 by deleting subsection (f) requiring a supermajority vote for business combinations.
If the proposal to amend the Charter to remove Section 7(6)(f) requiring a supermajority vote for business combinations is approved by at least eighty percent (80%) or more of the issued and outstanding shares of Common Stock outstanding on the record date, such Charter amendment will become effective upon the filing of articles of amendment with the Secretary of State of the State of Texas, which filing is expected to occur promptly after the Annual Meeting. This proposal to amend the Charter to remove Section 7(6)(f) requiring a supermajority vote for business combinations is not conditioned upon the approval of Proposal 3 to amend the Charter to permit shareholders to take non-unanimous action by written consent. If this proposal to amend the Charter to remove Section 7(6)(f) requiring a supermajority vote for business combinations is approved, but Proposal 3 is not approved, then the Charter will only be amended to remove Section 7(6)(f) requiring a supermajority vote for business combinations.
The description of the amendment to the Charter to remove Section 7(6)(f) requiring a supermajority vote for business combinations in this Proxy Statement is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the amendment, which is attached to this Proxy Statement as Appendix A. For convenience, a conformed copy of the Charter showing the changes from the current Charter, with deleted text shown as red strike-through and added text shown as blue underlined, and assuming that this Proposal 2 and Proposal 3 to amend the Charter to permit shareholders to take non-unanimous action by written consent are both approved at this Annual Meeting, is attached to this Proxy Statement as Appendix B.
If Proposal 2 and Proposal 3 regarding the proposed amendments to the Charter are approved at the Annual Meeting, our Board of Directors intends to amend our Bylaws to align our Bylaws with the Charter amendments by (i) removing Section 2.10 of our Bylaws requiring a supermajority vote for business combinations and (ii) permitting shareholders of the Company to take non-unanimous action by written consent. If this proposal to amend the Charter to remove Section 7(6)(f) requiring a supermajority vote for business combinations is approved, but Proposal 3 is not approved, then our Board of Directors intends to only amend our Bylaws to remove Section 2.10 of our Bylaws requiring a supermajority vote for business combinations and not to amend our Bylaws to permit shareholders of the Company to take non-unanimous action by written consent.
Reasons for Amendment
Our current Charter requires the affirmative vote of at least eighty percent (80%) or more of the issued and outstanding shares of Common Stock for the approval or authorization of (1) any merger or consolidation of the Company with or into another corporation or entity, or (2) any sale of all or substantially all of the Company’s assets to another corporation or entity (the “Supermajority Provision”). As part of its ongoing review of our corporate governance practices, our Board of Directors is proposing the removal of the Supermajority Provision in the Charter amendment to remove Section 7(6)(f) requiring a supermajority vote for business combinations because it has determined that doing so is in the best interests of the Company and its stockholders. The Supermajority Provision was intended to act as an anti-takeover measure and required that a broad base of stockholder support exists before certain large transactions are approved and implemented. While our Board of Directors understands these benefits, the Board of Directors also recognizes that the Supermajority Provision may have the effect of reducing the Board of Director’s accountability to stockholders and can limit stockholder participation in our corporate governance. Furthermore, the Supermajority Provision can prohibit the Company from pursuing business objectives that it believes are in the best interests of its stockholders. Therefore, after careful consideration, our Board of Directors believes that the benefits of removing the Supermajority Provision from our Charter provide more accountability to stockholders, promote stronger corporate governance and outweigh the benefits of retaining such Supermajority Provision.

Required Vote and Board of Directors Recommendation
Approval of the proposed Charter amendment to remove Section 7(6)(f) requiring a supermajority vote for business combinations will require the affirmative vote of the holders of eighty percent (80%) or more of the issued and outstanding shares of Common Stock outstanding on the record date. Abstentions and broker non-votes will be counted as present for the purposes of determining if a quorum is present but will have the same effect as a vote against the proposed Charter amendment. A failure to vote shares will also have the effect of a vote against the Charter amendment.
Our Board of Directors unanimously recommends that you vote FOR the adoption of the proposed Charter amendment to remove Section 7(6)(f) requiring a supermajority vote for business combinations.

PROPOSAL 3:
CHARTER AMENDMENT TO
PERMIT SHAREHOLDERS TO TAKE NON-UNANIMOUS ACTION BY WRITTEN CONSENT
The Board of Directors has approved a resolution to amend the Charter to permit shareholders to take non-unanimous action by written consent. The proposed Charter amendment would amend Article 6 by inserting a new subsection (k) to read as follows:
“(k)    Shareholder Action by Written Consent.
   Any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if one or more written consents setting forth the action so taken shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.”
If the proposal to amend the Charter to permit shareholders to take non-unanimous action by written consent is approved by at least eighty percent (80%) or more of the issued and outstanding shares of Common Stock outstanding on the record date, such Charter amendment will become effective upon the filing of articles of amendment with the Secretary of State of the State of Texas, which filing is expected to occur promptly after the Annual Meeting. This proposal to amend the Charter to permit shareholders to take non-unanimous action by written consent is not conditioned upon the approval of Proposal 2 to amend the Charter to remove Section 7(6)(f) requiring a supermajority vote for business combinations. If this proposal to amend the Charter to permit shareholders to take non-unanimous action by written consent is approved, but Proposal 2 is not approved, then the Charter will only be amended to permit shareholders to take non-unanimous action by written consent.
The description of the amendment to the Charter to permit shareholders to take non-unanimous action by written consent in this Proxy Statement is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the amendment, which is attached to this Proxy Statement as Appendix A. For convenience, a conformed copy of the Charter showing the changes from the current Charter, with deleted text shown as red strike-through and added text shown as blue underlined, and assuming that this Proposal 3 and Proposal 2 to remove Section 7(6)(f) requiring a supermajority vote for business combinations are both approved at this Annual Meeting, is attached to this Proxy Statement as Appendix B.
If Proposal 2 and Proposal 3 regarding the proposed amendments to the Charter are approved at the Annual Meeting, our Board of Directors intends to amend our Bylaws to align our Bylaws with the Charter amendments by (i) removing Section 2.10 of our Bylaws requiring a supermajority vote for business combinations and (ii) permitting shareholders of the Company to take non-unanimous action by written consent. If this proposal to amend the Charter to permit shareholders to take non-unanimous action by written consent is approved, but Proposal 2 is not approved, then our Board of Directors intends to only amend our Bylaws to permit shareholders to take non-unanimous action by written consent and not to remove Section 2.10 of our Bylaws requiring a supermajority vote for business combinations.
Reasons for Amendment
Our Board of Directors considers it desirable and in the best interests of its shareholders to have the fleixiblity to permit shareholders the opportunity to take non-unanimous action by written consent to decrease transaction costs associated with shareholder actions, as permitted by Section 6.202 of the TBOC. For example, any action by the Company that would require approval of at least a majority of our shareholders could be approved by a written consent executed by holders of at least 50.1% of our common stock instead of requiring the Company to file a proxy statement and call a shareholders meeting to seek the same level of shareholder approval. Therefore, after careful consideration, our Board of Directors recommends that the Charter be amended to permit shareholders to take action by non-unanimous written consent.

Required Vote and Board of Directors Recommendation
Approval of the proposed Charter amendment to permit shareholders to take non-unanimous action by written consent will require the affirmative vote of the holders of eighty percent (80%) or more of the issued and outstanding shares of Common Stock outstanding on the record date. Abstentions and broker non-votes will be counted as present for the purposes of determining if a quorum is present but will have the same effect as a vote against the proposed Charter amendment to permit shareholders to take non-unanimous action by written consent. A failure to vote shares will also have the effect of a vote against the Charter amendment to permit shareholders to take non-unanimous action by written consent.
Our Board of Directors unanimously recommends that you vote FOR the adoption of the proposed Charter amendment to permit shareholders to take non-unanimous action by written consent.

PROPOSAL 4:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors has selected RSM US LLP (“RSM”) for appointment as our independent registered public accounting firm for the fiscal year ending December 31, 2023, subject to ratification by the shareholders. RSM has served as our independent registered public accounting firm since fiscal year ending December 31, 2016. Representatives of RSM are expected to be present (via the live audio webcast) at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.
Our Board of Directors unanimously recommends that you vote FOR the appointment of RSM US LLP as our independent registered public accountants for the fiscal year ending December 31, 2023.
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
he following table presents the aggregate fees billed by the independent registered accounting firm RSM US LLP, Houston, Texas (PCAOB ID 49) for professional services rendered for the audits of our annual financial statements and audit-related fees, for the years ended December 31, 2022 and 2021, respectively:
	2022	2021
Audit Fees(1)	$407,700	$370,000
Audit-related fees(2)	—	9,000
Tax Fees(3)	92,000	—
All other fees	—	—
Total fees	$499,700	$379,000

(1)
Audit fees for professional services rendered in connection with the audit of the Company’s annual financial statements for the years ended December 31, 2022 and 2021, and the reviews of the financial statements included in the Company’s quarterly reports.

(2)
Audit-related fees relate to the issuance of consent for registration statements.

(3)
Tax fees incurred during the year ended December 31, 2022 relate to an IRS Section 382 study.

The Audit Committee’s policy on pre-approval of fees and other compensation paid to the independent registered accounting firm requires the Audit Committee to approve all services and fees of the principal independent accountant prior to commencement of any services. The Audit Committee pre-approved fees for all audit and non-audit services provided by the independent registered accounting firm during the years ended December 31, 2022 and 2021. All of the work performed in auditing our financial statements for the last two years by the principal independent accounting firm RSM has been performed by their full-time, permanent employees.
AUDIT COMMITTEE REPORT
To the Shareholders of Dawson Geophysical Company:
It is the responsibility of the members of the Audit Committee to contribute to the reliability of the Company’s financial statements. In keeping with this goal, the Board of Directors adopted a written charter for the Audit Committee, which is posted on the Company’s website at www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section. The Audit Committee Charter was most recently reviewed by the Audit Committee on October 27, 2020, and no changes were made. The Audit Committee held four meetings during 2022. The members of the Audit Committee are independent directors.
The Audit Committee reviews management’s overview of the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the Audit Committee are to select and retain the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish this report, and to assist the Board of Directors with oversight of the following:
•
integrity of the Company’s financial statements;

•
compliance by the Company with standards of business ethics and legal and regulatory requirements;

•
qualifications and independence of the Company’s independent auditors; and

•
performance of the Company’s independent auditors.

The Audit Committee does not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.
In the performance of its oversight function, the Audit Committee has reviewed and discussed the quarterly and annual financial statements, including the quality of accounting principles with management and the independent accountants. The Audit Committee (i) reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2022 with the Company’s management and with the Company’s independent auditors; (ii) discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect; and (iii) received the written disclosures and the letter from the Company’s independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and discussed with the Company’s independent auditors the independent auditors’ independence.
Audit and audit-related fees billed to the Company by RSM related to their audit of the Company’s year ended December 31, 2022 included audit of the Company’s annual financial statements and the review of those financial statements included in the Company’s quarterly reports of Form 10-Q totaled approximately $499,700.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements for the year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
November 8, 2023	Submitted by the Audit Committee of the Board of Directors
Albert Conly (Chairman) Bruce Bradley Jose Carlos Fernandes

PROPOSAL 5:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
This advisory vote on executive compensation, referred to as the “say-on-pay” vote, gives shareholders the opportunity to express their views on our Named Executive Officers’ compensation, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. Shareholders may vote for or against the approval of the Company’s executive compensation, or they may abstain from voting on this proposal.
The primary objectives in designing our executive compensation program are to attract, retain and motivate the talent needed to lead and grow the Company, reward successful performance and more closely align executives’ interests with those of the Company and its shareholders. The ultimate objective of our compensation program is to improve the intrinsic value of the Company and long-term shareholder value.
We encourage you to review the compensation tables and the narrative disclosures on compensation in this Proxy Statement. The Compensation Committee and the Board of Directors believe that our executive compensation program is effective in implementing our compensation philosophy and in achieving its goals.
The Company requests shareholder approval of the compensation of the Company’s Named Executive Officers as disclosed pursuant to the SEC’s compensation disclosure rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following non-binding resolution at the Annual Meeting:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Proxy Statement of the Company for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”
While your vote on this proposal is advisory and will not be binding on the Company, the Board of Directors or the Compensation Committee, we value the opinion of our shareholders and will take the results of this advisory vote into account when making future decisions regarding our executive compensation program.
Our Board of Directors unanimously recommends that you vote FOR the resolution, on an advisory basis, approving the executive compensation of the Named Executive Officers.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
The next annual meeting of the Company’s shareholders is anticipated to be held on June 6, 2024. Shareholders may submit proposals appropriate for shareholder action at the next annual meeting consistent with the regulations of the SEC. If a shareholder desires to have such proposal included in the Proxy Statement and form of proxy distributed by the Board of Directors with respect to such meeting, the proposal must be received at our principal executive offices, 508 West Wall, Suite 800, Midland, Texas 79701, Attention: Mr. James K. Brata, Secretary, a reasonable time before we begin to print and send our proxy materials. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
In addition, our Bylaws establish advance notice procedures with regard to certain matters, including shareholder proposals not included in our Proxy Statement, to be brought before an annual meeting. In general, our corporate secretary must receive notice of any such proposal not less than sixty (60) or more than ninety (90) days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that, if the meeting is convened more than thirty (30) days prior to the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the later of: (i) the ninetieth (90th) day before such annual meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, at the address of our principal executive offices shown above. Such notice must include the information specified in our Bylaws.
HOUSEHOLDING
The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.
As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one annual report and proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that shareholder should contact their broker or send a request to our corporate secretary at our principal executive offices, 508 West Wall, Suite 800, Midland, Texas 79701, telephone number (432) 684-3000. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2022 Annual Report and this Proxy Statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered. Similarly, you may also contact us if you received multiple copies of such materials and would prefer to receive a single copy in the future.
OTHER MATTERS
We know of no other business which will be presented at the Annual Meeting other than as explained herein. Our Board of Directors has approved a process for collecting, organizing and delivering all shareholder communications to each of its members. To contact all directors on the Board of Directors, all directors on a committee of the Board of Directors, or an individual member or members of the Board of Directors, a shareholder may mail a written communication to: Dawson Geophysical Company, Attention: Secretary, 508 West Wall, Suite 800, Midland, Texas 79701. All communications received in the mail will be opened by our Secretary, James K. Brata, for the purpose of determining whether the contents represent a message to the Board of Directors. The contents of shareholder communications to the Board of Directors will be promptly relayed to the appropriate members. We encourage all members of the Board of Directors to attend the Annual Meeting, although we have no formal policy requiring attendance. All of the members of the Board of Directors attended our 2022 annual meeting.

On March 13, 2023, we filed with the SEC an Annual Report on Form 10-K for the year ended December 31, 2022. On May 1, 2023, we filed with the SEC an Amendment No. 1 on Form 10-K/A for the year ended December 31, 2022. The Annual Report on Form 10-K and Amendment No. 1 on Form 10-K/A have been provided concurrently with this Proxy Statement to all shareholders entitled to notice of, and to vote at, the Annual Meeting.
Shareholders may also obtain a copy of the Annual Report on Form 10-K and any of our other SEC reports, free of charge, (1) from the SEC’s website at www.sec.gov, (2) from our website at www.dawson3d.com, or (3) by writing to our corporate secretary at our principal executive offices, 508 West Wall, Suite 800, Midland, Texas 79701, telephone number (432) 684-3000. The Annual Report on Form 10-K and Amendment No. 1 on Form 1-K/A are not incorporated into this Proxy Statement and is not considered proxy solicitation material. Information contained on our website, other than this Proxy Statement, is not part of the proxy solicitation material and is not incorporated by reference herein.

ADDITIONAL INFORMATION ABOUT THE COMPANY
You can learn more about the Company and our operations by visiting our website at www.dawson3d.com. Among other information we have provided there, you will find:
•
The charters of each of our standing committees of the Board of Directors;

•
Our code of business conduct and ethics;

•
Information concerning our business, recent news releases and filings with the SEC; and

•
Information concerning our Board of Directors and shareholder relations.

For additional information about the Company, please refer to our 2022 Annual Report, which is being mailed with this Proxy Statement.
BY ORDER OF THE BOARD OF DIRECTORS
James K. Brata,
Secretary

Appendix A
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF FORMATION
OF
DAWSON GEOPHYSICAL COMPANY
(a Texas Corporation)
                 , 2023
This CERTIFICATE OF AMENDMENT (this “Certificate”) is being executed and filed pursuant to Sections 3.051, 3.052, 3.053, 3.054 and 21.364 of the Texas Business Organizations Code (the “TBOC”). The undersigned hereby certifies that:
1.   The name of the filing entity is: DAWSON GEOPHYSICAL COMPANY, a Texas for-profit corporation (the “Corporation”). The date of formation of the Corporation was March 28, 1980, and it has been assigned file number 51318400.
2.   Article 6 is amended by deleting subsection (f) regarding a supermajority vote for business combinations, and replacing its text to read as follows:
“(f)   Intentionally omitted.”
3.   Article 6 is amended to add a new subsection (k) to read in its entirety as follows:
“(k)   Shareholder Action by Written Consent.
Any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if one or more written consents setting forth the action so taken shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.”
4.   The amendment to the certificate of formation has been approved in the manner required by the TBOC and by the governing documents of the Corporation.
5.   This document shall become effective when the document is filed by the Secretary of State of the State of Texas.
[Signature page follows]

A-1

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this        day of                  , 2023.
The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.
By:

Name: Stephen C. Jumper
Title:   President and Chief Executive Officer

A-2

Appendix B
Marked Copy of Conformed Charter
Amended and Restated
Certificate of Formation
OF
TGC INDUSTRIES, INC.
Pursuant to the provisions of Sections 3.057, 3.058, 3.059, and 3.060 of the Texas Business Organizations Code (the “TBOC”), TGC INDUSTRIES, INC., a Texas for-profit corporation (the “Corporation”), adopts on this 4th day of June, 2013, this Amended and Restated Certificate of Formation which completely supersedes and replaces the Restated Articles of Incorporation (with Amendment) filed with the Texas Secretary of State on June 20, 2003 (the “2003 Restated Articles”) that are now in effect, as further amended by this Amended and Restated Certificate of Formation, and does not contain any other change except for information omitted under Section 3.059(b) of the TBOC and as set forth in Sections 3, 4, 5 and 6 below.
Section 1
The name of the Corporation as currently shown in the records of the Texas Secretary of State is “TGC INDUSTRIES, INC.” The type of filing entity of the Corporation is a Texas for-profit corporation. The date of formation of the Corporation was March 28, 1980, and it has been assigned file number 51318400.
Section 2
The amendment hereafter described in Section 3 has been properly approved in the manner prescribed by Sections 21.053 through 21.055 of the TBOC and by its governing documents.
Section 3
Article 3 is amended in its entirety to read as follows:
3.   Purposes.   The Corporation is organized as a for-profit corporation under the Texas Business Organizations Code for the purpose of carrying out any lawful purpose or purposes.
Section 4
Article 4 is amended by amending Article 4.a. in its entirety to read as follows:
4.   Shares.   The Corporation may issue two classes of shares as follows:
a.   Common Stock.   The aggregate number of shares of Common Stock which the Corporation may issue is 35,000,000 shares, each having a par value of $.01. The shares shall be designated as Common Stock and shall have identical rights and privileges in every respect.
Section 5
Article 8 is amended in its entirety to read as follows:
8.   Directors.   The number of directors constituting the present board of directors is six (6), and the names and addresses of the persons who will serve as directors until the next annual meeting and until their successors have been duly elected and qualified are:

Name	Address
Wayne A. Whitener	101 E. Park Blvd., Ste 955 Plano, TX 75074
William J. Barrett	P. O. Box 6199 Fair Haven, NJ 07704
Herbert M. Gardner	P. O. Box 463 Wading River, NY 11792
Allen T. McInnes	4532 7th Street Lubbock, TX 79416
Edward L. Flynn	7511 Myrtle Avenue Glendale, NY 11385
Stephanie P. Hurtt	P. O. Box 643695 Vero Beach, FL 32964
Section 6
Various articles are amended to conform terms and references specified by the Texas Business Organizations Code.
Section 7
The text of the 2003 Restated Articles being restated and amended by this Amended and Restated Certificate of Formation are hereby completely superseded and replaced with the following:
1.   Name.   The name of the Corporation is TGC INDUSTRIES, INC.
2.   Duration.   The period of its duration is perpetual.
3.   Purposes.   The Corporation is organized as a for-profit corporation under the Texas Business Organizations Code for the purpose of carrying out any lawful purpose or purposes.
4.   Shares.   The Corporation may issue two classes of shares as follows:
a.   Common Stock.   The aggregate number of shares of Common Stock which the Corporation may issue is 35,000,000 shares, each having a par value of $.01. The shares shall be designated as Common Stock and shall have identical rights and privileges in every respect.
b.   Preferred Stock.   The aggregate number of shares of Preferred Stock which the Corporation may issue is 4,000,000, each having a par value of $1.00. The Preferred Stock authorized by this Amended and Restated Certificate of Formation may be issued from time to time in series. The shares of each series shall be subject not only to the provisions of this Article 4b which is applicable to all series of preferred shares, but also to the additional provisions with respect to such series as are fixed from time to time by the Board of Directors. All preferred shares of each series shall be identical and of equal rank, except as may be modified by the Board of Directors. Each share of each series shall be identical in all respects with the other shares of such series, except as to the date from which dividends thereon shall be cumulative in the event the Board designates any such series to be cumulative preferred. The Board of Directors is hereby authorized and required to fix, in the manner and to the full extent provided and permitted by law, all provisions of the shares of each series not otherwise set forth in this Certificate, including, but not limited to:
(1)   Designation of Series-Number of Shares.   The distinctive designation of each series and the number of shares constituting such series, which number may be increased (except where otherwise provided by the Board of Directors in its resolution creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors;

(2)   Dividend Rates and Rights.   The annual rate and frequency of payment of dividends payable on the shares of all series and the dividend rights applicable thereto, including, in the event of Cumulative Preferred Stock, the date from which dividends shall be cumulative on all shares of any series issued prior to the record date for the first dividend on shares of such series;
(3)   Redemption.   The rights, if any, of the Corporation to redeem; the terms and conditions of redemption; and the redemption price or prices, if any, for the shares of each, any, or all series;
(4)   Sinking Fund.   The obligation, if any, of the Corporation to maintain a sinking fund for the periodic redemption of shares of any series and to apply the sinking fund to the redemption of such shares;
(5)   Voluntary Liquidation Preferences.   The amount payable on shares of each series in the event of any voluntary liquidation, dissolution, or winding up of the affairs of the Corporation;
(6)   Conversion Rights.   The rights, if any, of the holders of shares of each series to convert such shares into the Corporation’s Common Stock and the terms and conditions of such conversion; and
(7)   Voting Rights.   The voting rights, if any, of the holders of the shares of each series, and any other preferences, and relative, participating, optional, or other special rights, and any qualifications, limitations, or restrictions thereof.
c.   Reverse Stock Split.   Effective as of 5:00 p.m. Central Standard Time, on November 6, 1998 (referred to herein as “Effective Time”), every three shares of the Common Stock, par value $.10, issued and outstanding as of the Effective Time were automatically, and without action on the part of the stockholders, converted and combined into one validly issued, fully paid and non-assessable share of Common Stock, par value $.30, (the “Reverse Split”). In the case of a holder of shares not evenly divisible by three, such holders received in lieu of any fraction of a share, an additional share of Common Stock. As of the Effective Time and thereafter, a certificate(s) representing shares of Common Stock prior to the Reverse Split were deemed to represent the number of new shares into which the old shares were convertible.
5.   No Pre-emptive Rights.   No shareholder or other person may have any pre-emptive rights.
6.   Special Provisions Permitted To Be Set Forth In Certificate Of Formation:
a.   Interested Directors, Officers, and Shareholders.
(1)   If paragraph (2) below is satisfied, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose.
(2)   Paragraph (1) above will apply only if:
(a)   The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee of the board, or the shareholders;
(b)   The material facts as to the relationship or interest of the director or officer and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(c)   The material facts as to the relationship or interest of the director or officer and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders.
(3)   For purposes of paragraphs (1) and (2) above, common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
b.   Indemnification.
(1)   The Corporation shall indemnify, to the extent provided in the following paragraphs, any person who is or was a director, officer, agent, or employee of the Corporation and any person who serves or served at the Corporation’s request as a director, officer, agent, employee, partner, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise. In the event the provisions of indemnification set forth below are more restrictive than the provisions of indemnification allowed by the Texas Business Organizations Code, then such persons named above shall be indemnified to the full extent permitted by the Texas Business Organizations Code as it may exist from time to time.
(2)   In case of a suit by or in the right of the Corporation against a person named in paragraph (1) above by reason of such person’s holding a position named in such paragraph (1) hereafter referred to as a derivative suit, the Corporation shall indemnify such person for reasonable expenses actually incurred by such person in connection with the defense or settlement of the suit, but only if such person satisfies the standard in paragraph (4) to follow.
(3)   In case of a threatened or pending suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a derivative suit, hereafter referred to as a non-derivative suit, against a person named in paragraph (1) above by reason of such person’s holding a position named in such paragraph (1), the Corporation shall indemnify such person if such person satisfies the standard contained in paragraph (4), for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the non-derivative suit as expenses (including court costs and attorneys’ fees), amounts paid in settlement, judgments, and fines.
(4)   Whether in the nature of a derivative suit or non-derivative suit, a person named in Paragraph (1) above will be indemnified only if it is determined in accordance with paragraph (5) above that such person:
(a)   acted in good faith in the transaction which is the subject of the suit;
(b)   reasonably believed:
(i)   his conduct was in the best interests of the Corporation; and
(ii)   in all other cases, that his conduct was not opposed to the best interests of the Corporation; and
(c)   in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.
The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that this person failed to satisfy the standard contained in this paragraph.
(5)   A determination that the standard of paragraph (4) above has been satisfied must be made:

(a)   by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; or
(b)   if such quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding; or
(c)   by special legal counsel selected by the board of directors or a committee of a board by vote as set forth in subparagraphs (a) and (b) above, or, if such quorum cannot be obtained and such committee cannot be established, by a majority vote of all directors; or
(d)   by the shareholders in a vote that excludes the vote of directors who are named defendants or respondents in the proceeding.
(6)   Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by subparagraph (5)(c) above for the selection of special legal counsel.
(7)   The Corporation may reimburse or pay in advance any reasonable expenses (including court costs and attorneys’ fees) which may become subject to indemnification under paragraphs (1) through (6) above, but only in accordance with the provisions as stated in paragraph (5) above, and only after the person to receive the payment (i) signs a written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification under paragraph (4), and (ii) undertakes in writing to repay such advances unless it is ultimately determined that such person is entitled to indemnification by the Corporation. The written undertaking required by this paragraph must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment.
(8)   The indemnification provided by paragraphs (1) through (6) above will not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.
(9)   The indemnification and advance payment provided by paragraphs (1) through (7) above will continue as to a person who has ceased to hold a position named in paragraph (1) above and will inure to such person’s heirs, executors, and administrators.
(10)   The Corporation may purchase and maintain insurance on behalf of any person who holds or has held any position named in paragraph (1) above against any liability incurred by such person in any such position, or arising out of such person’s status as such, whether or not the Corporation would have power to indemnify such person against such liability under paragraphs (1) through (7) above.
(11)   Indemnification payments and advance payments made under paragraphs (1) through (10) above are to be reported in writing to the shareholders of the Corporation in the next notice or waiver of notice of annual meeting, or within twelve months, whichever is sooner.
c.   Bylaws.   The power to alter, amend, or repeal the Bylaws is hereby vested in the Board of Directors.
d.   Non-Cumulative Voting.   Directors are to be elected by plurality vote. Cumulative voting is not permitted.

e.   Purchase Own Stock.   The Corporation may, directly or indirectly, purchase its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.
~~f.   Supermajority Vote for Business Combinations.~~
~~The affirmative vote of the holders of eighty percent (80%) or more of the issued and outstanding shares of the Corporation at a duly called meeting of the stockholders shall be required for the approval or authorization of (1) any merger or consolidation of the Corporation with or into another corporation or entity, or (2) any sale of all or substantially all of the Corporation’s assets to another corporation or entity.~~
f.   Intentionally omitted.
g.   Consideration of Fairness of Business Combinations.
The Board of Directors of the Corporation, when evaluating any offer of another party to (1) purchase or otherwise acquire all or substantially all of the properties or assets of the Corporation, (2) merge or consolidate the Corporation with or into another corporation or entity, or (3) make a tender or exchange offer for any equity security of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including, without limitation: (a) the fairness of the price or financial terms of the proposal, (b) the relationship of the proposal to the value of the Corporation in a transaction of a similar type resulting from arm’s length negotiations; and (c) the social and economic effects of the proposed transaction on the employees, shareholders and other constituents of the Corporation and on the communities in which the Corporation operates or is located.
h.   Number and Classification of Directors.
The Board of Directors shall consist of not less than three (3) nor more than nine (9) directors. The number of Directors may be increased or decreased (within the limits stated above) by resolution of the Board of Directors, but no decrease may have the effect of shortening the term of any incumbent director. A director may be removed prior to the end of the term for which he is elected only for cause and by the affirmative vote of the holders of eighty percent (80%) or more of the issued and outstanding shares of the Corporation at a meeting of the stockholders duly called for the consideration of such removal. At any such time as the Board of Directors shall consist of nine (9) directors, the Board of Directors may by resolution classify the Board into three (3) classes, each class to consist of three (3) directors. The term of office of directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.
i.   Supermajority Vote for Amendment of this Article.
The provisions set forth in this Article 6 may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of eighty percent (80%) or more of the issued and outstanding shares of the Corporation at a meeting of the stockholders duly called for the consideration of such amendment, alteration, change or repeal.
j.   Limitation of Liability.
No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, to the extent permitted by the Texas Business Organizations Code. Neither the amendment nor repeal of this paragraph shall eliminate or reduce the effect of this paragraph in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph, would accrue or arise, prior to such amendment or repeal. If the Texas Business Organizations Code is hereinafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Texas Business Organizations Code, as so amended from time to time.
k.   Shareholder Action by Written Consent.
Any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if one or more written consents setting forth the action so taken shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.
7.   Registered Office and Agent.   The street address of the Corporation’s present registered office and the name of its initial registered agent at such address are as follows:
CT Corporation System
350 N. St. Paul St., Ste. 2900
Dallas, Texas 75201-4234
8.   Directors.   The number of directors constituting the present board of directors is six (6), and the names and addresses of the persons who will serve as directors until the next annual meeting and until their successors have been duly elected and qualified are:
Name	Address
Wayne A. Whitener	101 E. Park Blvd., Ste 955 Plano, TX 75074
William J. Barrett	P. O. Box 6199 Fair Haven, NJ 07704
Herbert M. Gardner	P. O. Box 463 Wading River, NY 11792
Allen T. McInnes	4532 7th Street Lubbock, TX 79416
Edward L. Flynn	7511 Myrtle Avenue Glendale, NY 11385
Stephanie P. Hurtt	P. O. Box 643695 Vero Beach, FL 32964
[Signature Page to Follow]

This Amended and Restated Certificate of Formation becomes effective when filed with the Texas Secretary of State.
TGC INDUSTRIES, INC.
By:
/s/ Wayne A. Whitener

Wayne A. Whitener, President

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF FORMATION
OF
TGC INDUSTRIES, INC.
(a Texas Corporation)
February 9, 2015
This CERTIFICATE OF AMENDMENT (this “Certificate”) is being executed and filed pursuant to Sections 3.051, 3.052, 3.053, 3.054 and 21.364 of the Texas Business Organizations Code (the “TBOC”). The undersigned hereby certifies that:
1.   The name of the filing entity is: TGC INDUSTRIES, INC., a Texas for-profit corporation (the “Corporation”). The date of formation of the Corporation was March 28, 1980, and it has been assigned file number 51318400.
2.   The Corporation now desires to changes its name. Accordingly, Article 1 of the Amended and Restated Certificate of Formation of the Corporation is hereby revised to read in full:
“Name.   The name of the Corporation is DAWSON GEOPHYSICAL COMPANY”
3.   Article 4 of the Amended and Restated Certificate of Formation of the Corporation is hereby revised to include a new section d. thereof as follows:
“d. 2015 Reverse Split.   Effective at 4:02 p.m., Central Time, on February 11, 2015 (referred to herein as “Split Effective Time”), every three shares of the Common Stock, par value $.01, issued and outstanding as of the Split Effective Time were automatically, and without action on the part of the shareholders, converted and combined into one validly issued, fully paid and non-assessable share of Common Stock, par value $.01, (the “2015 Reverse Split”). In the case of a holder of shares not evenly divisible by three, such holders received in lieu of any fraction of a share, an additional share of Common Stock. As of the Split Effective Time and thereafter, a certificate(s) representing shares of Common Stock prior to the 2015 Reverse Split were deemed to represent the number of new shares into which the old shares were convertible.”
4.   The amendment to the certificate of formation has been approved in the manner required by the TBOC and by the governing documents of the Corporation.
5.   This document becomes effective at 4:02 p.m., Central Time, on February 11, 2015.
[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 9th day of February, 2015.
By:
/s/ Wayne A. Whitener

Name: Wayne A. Whitener, President
Title:   President and Chief Executive Officer

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV25632-TBD! ! !ForAllWithholdAllFor AllExceptFor Against Abstain! ! !! ! !! ! !! ! !DAWSON GEOPHYSICAL COMPANY To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.DAWSON GEOPHYSICAL COMPANYATTN: JAMES K. BRATA508 WEST WALL, SUITE 800MIDLAND, TX 79701-501001) Matthew Wilks02) Bruce Bradley03) Albert Conly04) Jose Carlos Fernandes05) Sergei KrylovNominees:Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.4. Proposal to ratify the appointment of RSM US LLP as the Company's independent registered public accounting firm for the fiscal year endingDecember 31, 2023.2. Proposal to amend the Company's charter to remove the requirement of a supermajority vote for business combinations, as disclosed in the ProxyStatement of the Company for the 2023 Annual Meeting of Shareholders.3. Proposal to amend the Company's charter to permit shareholders to take non-unanimous action by written consent, as disclosed in the Proxy Statementof the Company for the 2023 Annual Meeting of Shareholders.5. Proposal to approve a non-binding advisory resolution on the compensation of the named executive officers.NOTE: The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of Dawson Geophysical Company for theAnnual Meeting to be held on November [*], 2023. The shares represented by this proxy, when properly executed will be voted in the manner directed herein bythe undersigned Shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS NOMINEES LISTEDABOVE AND FOR PROPOSALS 2, 3, 4 AND 5. If any other matters properly come before the meeting the persons named in this proxy will vote in their discretion.1. Election of DirectorsThe Board of Directors recommends you vote FORthe following:The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.PRELIMINARY - SUBJECT TO COMPLETIONVOTE BY INTERNETBefore The Meeting -
Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have yourproxy card in hand when you access the web site and follow the instructions to obtain yourrecords and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/DWSN2023You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time the day before the cut-off date or meeting date. Have your proxy card in handwhen you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE w

V25633-TBDImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.DAWSON GEOPHYSICAL COMPANYAnnual Meeting of ShareholdersNovember [*], 2023 at 10:00 AM Central TimeThis proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) Stephen C. Jumper and James K. Brata, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Dawson Geophysical Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM Central Time on November [*], 2023, via live audio webcast atwww.virtualshareholdermeeting.com/DWSN2023, and at any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3, 4 AND 5.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE
ENCLOSED REPLY ENVELOPE.Continued and to be signed on reverse side